UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2024

AGEAGLE AERIAL SYSTEMS INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36492	88-0422242
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8201 E. 34th Cir N, Suite 1307, Wichita, Kansas	67226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (620) 325-6363

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UAVS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 17, 2024, the board of directors (the “Board”) of AgEagle Aerial Systems Inc. (the “Company”) appointed L.B. Day to serve as an independent director of the Company, effective immediately. Mr. Day was also appointed as a member of the Company’s Audit Committee, the Compensation Committee, and Chairman of the Nominating and Corporate Governance Committee.

Mr. Day recently retired as president of L.B. Day & Company, whose parent company he co-founded in 1977. Mr. Day is well known for his work in strategic planning, organization design and executive team development, Mr. Day has consulted at the executive level with organizations that include Advanced Micro Devices, Applied Materials, Brewer Science, DuPont-Air Products Nanomaterials, Digimarc, Fujitsu, Global Foundries, IBM, Intel, Lam Research, Mary’s Woods, New Focus, NWEA, Valid USA, Ramtron, Raytheon, Sun Microsystems, TechWise, Western Digital, YottaMark, Xerox, and various US government agencies, implementing strategic planning, marketing, organization improvement and executive-team development strategies. He has developed professional texts and training materials on strategic planning, culture development, and team leadership, and has held the positions of adjunct professor at the Oregon Graduate Institute of Science and Technology and the Willamette University Graduate School of Administration.

Mr. Day has served on numerous boards of directors including those of startups, nonprofits, and publicly held companies. He served for 27 years on the board of directors of Microchip Technology (NASDAQ: MCHP) from 1994 until 2021. Currently, he is on the board of Okika Technologies Corporation, serving since 2018, and is a member of the advisory board of Exokeryx, Inc.

Mr. Day earned his MBA from George Washington University, where he was a Scottish Rite Fellow.

Mr. Day will receive compensation for his Board and committee service in accordance with the Company’s outside director compensation program as previously described in the Company’s filings with the Securities and Exchange Commission, including an annual cash retainer of $60,000, prorated for any partial years of service.

There is no family relationship between Mr. Day and any other executive officer or director of the Company. There are no transactions in which Mr. Day has an interest requiring disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Day and any other persons pursuant to which he was selected as a director.

Item 7.01 Regulation FD Disclosure.

A copy of the press release announcing Mr. Day’s appointment to the Board is furnished hereto as Exhibit 99.1 to this Current Report on Form 8-K. The information contained in Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically identified therein as being incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated November 21, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 21, 2024	AGEAGLE AERIAL SYSTEMS INC.

	By:	/s/ William Irby
	Name:	William Irby
	Title:	Chief Executive Officer